UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2014.

TECTON CORPORATION

 (Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 502-0508

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 6, 2014, the Board of Directors, believing it to be in the best interest of the Company to bring on an additional board member and pursuant to Sections 78.335(5) and the Bylaws, appointed Errol De Montille as Director, to hold said director position until the next shareholder meeting.  In addition to the duties and responsibilities of a director, Mr. de Montille will assist the Company with Business Development.

There are no arrangements or understandings between Mr. de Montille and any other person pursuant to which he was selected as to the officer and director positions.  In addition, there are no family relationships between Mr. de Montille and any other director or executive officer of the Company.

Errol De Montille, Background

Errol B de Montille has considerable governmental and international experience, which he acquired during his 25 years with the South African Department of Foreign Affairs.

A graduate of the University of Natal in Durban where he majored in economics and commerce, Mr. de Montille did his professional apprenticeship with a chartered accountancy firm earning an equivalent of a CPA, before joining the South African Department of Foreign Affairs in 1971. He obtained a law degree in 1980.

In his diplomatic career, Mr. de Montille represented South Africa in Malawi, Italy, Japan and the United States.

He also represented South Africa at numerous international governmental organizations of an environmental and conservation nature including successive Antarctic Consultative Party Treaty Meetings. He was also South Africa's alternate Commissioner to the International Whaling Commission for two successive years.

Returning from Washington DC in 1993 Mr. de Montille was appointed Director: Asia and Australasia where he oversaw the establishment of diplomatic relations with many countries.

In 1995 Mr. de Montille was re-assigned as Acting Chief Director: Americas to oversee South Africa's relations with the United States and Canada. He accompanied the then South African Deputy President Thabo Mbeki on several official visits to the United States initially to inaugurate the US/SA Binational Commission.

In 1996 Mr. de Montille left the South African Department of Foreign Affairs and joined a leading international business consultancy firm in Washington DC as an international business advisor and consultant. The company specialized in Japan.

In 2001 Mr. de Montille formed his own international business consultancy company. Since then he has managed more than $1 billion in business development and structured over 100 deals for his clients. He has recently been involved in maritime and salvage matters and was the lead negotiator with the Japanese Government to salvage a World War II built submarine which sank off the African coast as well as successfully negotiating an agreement with an island government in the Indian Ocean for salvage rights for a colonial built vessel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTON CORPORATION
Dated: January 7, 2014	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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